Exhibit 10.8

CONCEPTUS, INC.

2010 EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

Section 1: Notice of Grant

Conceptus, Inc. (the “Company”), pursuant to our 2010 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the participant listed below (“Participant”), the number of Restricted Stock Units set forth below (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein or in the Restricted Stock Unit Agreement, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock upon vesting of such Restricted Stock Unit.

Participant:	%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-%

Grant Date:	%%AWARD_DATE,’Month DD, YYYY’%-%

Grant Number:	%%AWARD_NUMBER%-%

Total Number of Restricted Stock Units:	%%TOTAL_SHARES_GRANTED%-%

Vesting Schedule:

Shares	Full Vest
%%SHARES_PERIOD1%-%	%%VEST_DATE_PERIOD1’Month DD, YYYY’%-%
%%SHARES_PERIOD2%-%	%%VEST_DATE_PERIOD2’Month DD, YYYY’%-%
%%SHARES_PERIOD3%-%	%%VEST_DATE_PERIOD3’Month DD, YYYY’%-%
%%SHARES_PERIOD4%-%	%%VEST_DATE_PERIOD4’Month DD, YYYY’%-%
%%SHARES_PERIOD5%-%	%%VEST_DATE_PERIOD5’Month DD, YYYY’%-%
%%SHARES_PERIOD6%-%	%%VEST_DATE_PERIOD6’Month DD, YYYY’%-%
%%SHARES_PERIOD7%-%	%%VEST_DATE_PERIOD7’Month DD, YYYY’%-%
%%SHARES_PERIOD8%-%	%%VEST_DATE_PERIOD8’Month DD, YYYY’%-%

Section 2: Miscellaneous

By your acceptance online, you agree to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice and make the following representation: “I have reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understand all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. I hereby agree to accept as final, binding, and conclusive all decisions or interpretations of the Committee of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement. I acknowledge and agree that the Plan, this Grant Notice and the Restricted Stock Unit Agreement set forth the entire understanding between me and the Company regarding the acquisition or issuance of stock in the Company and supersedes all prior oral and written agreements regarding the acquisition or issuance of stock in the Company with the exception of equity awards previously granted and delivered to me under the Plan and the Company’s 2001 Equity Incentive Plan, as amended.”

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Conceptus, Inc. (the “Company”) has granted to Participant the number of Restricted Stock Units under its 2010 Equity Incentive Award Plan, as amended from time to time (the “Plan”), indicated in the Grant Notice.

ARTICLE I

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Restricted Stock Units and the shares of the Company’s common stock (“Stock”), issuable with respect thereto, are subject to the terms and conditions of the Grant Notice and the Plan, each of which is incorporated herein by reference.

ARTICLE II

GRANT, VESTING AND ISSUANCE OF RESTRICTED STOCK UNITS

2.1 Award of Restricted Stock Units. In consideration of Participant’s past and/or continued service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an award of the number of Restricted Stock Units indicated in the Grant Notice, subject to all of the terms and conditions in the Plan, the Grant Notice and this Agreement. A Restricted Stock Unit shall represent the right to receive one share of Stock for each Restricted Stock Unit that vests in accordance with the provisions of Section 2.2, which shares shall be issued following such vesting in accordance with Section 2.3.

2.2 Vesting of Restricted Stock Units.

(a) Subject to Section 2.2.(b), the Restricted Stock Units shall vest in accordance with the Vesting Schedule set forth in the Grant Notice (the “Vesting Schedule”).

(b) As a condition to the Restricted Stock Units vesting in accordance with the Vesting Schedule, Participant shall provide continuous services to the Company as an Employee, Consultant and/or Director from the Grant Date through the relevant Vesting Date set forth in the Grant Notice (each such date, a “Vesting Date”).

(c) Unless and until the Restricted Stock Units have vested in accordance with this Section 2.2, Participant will have no right to any issuance of Stock with respect to such Restricted Stock Units. To the extent any Restricted Stock Units do not vest in accordance with the provisions of this Section 2.2, such Restricted Stock Units will terminate automatically and be forfeited without further notice or consideration to Participant.

2.3 Issuance of Stock.

(a) Following a Vesting Date, shares of Stock shall be issued to Participant (or in the event of Participant’s death, to his or her estate) with respect to such Participant’s Restricted Stock Units that have so vested, on the 30th day following the Vesting Date. In no event shall any shares of Stock be issued with respect to Participant’s Restricted Stock Units prior to the date on which such Restricted Stock Units become vested pursuant to Section 2.2.

(b) All issuances shall be made by the Company in the form of whole shares of Stock (and cash in an amount equal to the value of any fractional Restricted Stock Unit, determined based on the Fair Market Value as of the issuance date).

(c) Notwithstanding the foregoing, shares of Stock shall be issuable pursuant to a Restricted Stock Unit at such times and upon such events as are specified in this Agreement only to the extent issuance under such terms will not cause the Restricted Stock Units or the shares of Stock issuable pursuant to the Restricted Stock Units to be includible in the gross income of Participant under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder.

2.4 Restrictions on Transfer. Unless otherwise permitted by the Committee in accordance with the terms of the Plan, no Restricted Stock Units or shares of Stock issuable with respect thereto or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

2.5 Conditions to Issuance of Stock Certificates. The shares of Stock deliverable with respect to the Restricted Stock Units, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock with respect to the Restricted Stock Units prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such Stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the applicable Distribution Event as the Committee may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment of all amounts required to be withheld under federal, state, local and foreign tax laws, with respect to the issuance of such shares or any other taxable event in accordance with Section 16.3 of the Plan.

2.6 Rights as Stockholder. Except as otherwise provided herein, Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock issuable pursuant to the Restricted Stock Units (whether vested or unvested) unless and until such shares of Stock shall have been issued by the Company to Participant.

ARTICLE III

OTHER PROVISIONS

3.1 Taxes. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment to the Company or any of its Subsidiaries any sums required by federal, state or local tax law to be withheld with respect to the issuance of the Restricted Stock Units, the issuance of shares of Stock with respect thereto, or any other taxable event related to the Restricted Stock Units. The Committee may permit Participant to make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) in the sole discretion of the Committee, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes; or

(iv) in any combination of the foregoing.

In the event Participant fails to provide timely payment of all sums required by the Company pursuant to this Section 3.1, the Company shall have the right and option, but not obligation, to treat such failure as an election by Participant to satisfy all or any portion of his or her required payment obligation by means of requesting the Company to withhold vested shares of Stock otherwise issuable in accordance with clause (iii) above. The Company shall not be obligated to deliver any shares of Stock issuable with respect to the Restricted Stock Units to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable to the taxable income of Participant resulting from the grant of the Restricted Stock Units, the distribution of the shares of Stock issuable with respect thereto, or any other taxable event related to the Restricted Stock Units.

3.2 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units and the shares of Stock issuable with respect thereto and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.3 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final, binding, and conclusive upon Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Restricted Stock Units.

3.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the last address reflected on the Company’s records for Participant. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.6 Governing Law; Severability. This Agreement and all disputes arising out of or relating to it shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

3.7 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.8 Amendments. This Agreement may be amended without the consent of the Participant provided that such amendment would not impair any rights of the Participant under this Agreement. No amendment of this Agreement shall, without the consent of the Participant, impair any rights of the Participant under this Agreement.

3.9 Not a Contract for Services. Nothing in this Agreement shall confer upon the Participant any right to continue in a service relationship with the Company, or shall affect in any manner whatsoever the right or power of the Company to terminate Participant’s service relationship, for any reason whatsoever, with or without good cause.

3.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.11 Unfunded, Unsecured Obligations. The obligations of the Company under the Plan and this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of Participant or any other person. Participant shall have only the rights of a general, unsecured creditor of the Company with respect to the Restricted Stock Units, unless and until shares of Stock shall be distributed to Participant under the terms and conditions of this Agreement.

3.12 Compliance in Form and Operation. This Agreement and the Restricted Stock Units are intended to be exempt from the provisions of Section 409A of the Code and the Treasury Regulations thereunder and shall be interpreted in a manner consistent with that intention.